Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-159284) of RadioShack Corporation (the “Registration Statement”), and (ii) Post-Effective Amendment No. 1 to the Registration Statement, of our report dated February 24, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in RadioShack Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Worth, TX
November 5, 2009